UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2007

CAPITAL RESOURCE FUNDING, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

333-118259
(Commission File Number)

54-2142880
(I.R.S. Employer Identification No.)

1 HUTAN STREET, ZHONGSHAN DISTRICT
DALIAN, P. R. CHINA
(Address of Principal Executive Offices) (Zip Code)

(86411) 8289-7752
(Registrant's Telephone Number, Including Area Code)

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

     This Current Report on Form 8-K is filed by Capital Resource Funding Inc., a North Carolina corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On January 11, 2007, Registrant's Board of Directors made the decision to dismiss Traci J. Anderson, CPA as its independent auditor. Currently, Zhong Yi (Hong Kong) C.P.A. Company Ltd. ("Zhong Yi") is retained as independent auditor to audit Registrant's financial statements for the fiscal year ended May 31, 2007 and to review Registrant's third quarterly report ended February 28, 2007 and the three quarterly reports in fiscal year 2007, pursuant to the engagement letters, dated December 5, 2006 and December 14, 2006. Registrant does not have an audit committee.

Prior to making the decision to retain Zhong Yi, Registrant had no prior relationship with Zhong Yi or any of its members.

Traci J. Anderson, CPA's audit reports regarding Registrant's financial statements for the fiscal year ended May 31, 2006 and 2005, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to the uncertainty, audit scope or accounting principles, except that their audit report for the year ended May 31, 2005 contained a going concern qualification.

In connection with the prior audits for the fiscal years ended May 31, 2006 and 2005, and the review for the interim period up to January 11, 2007, there have been no disagreements with Traci J. Anderson, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Traci J. Anderson, CPA would have caused it to make reference to the subject matter of the disagreement in connection with its report on these financial statements for those periods.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Resource Funding Inc.

DATED: January 12, 2007	By:	/s/ Wang, Bin
Wang, Bin Chairman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.      Description of Exhibit

16                     Letter from Traci J. Anderson, CPA

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